Exhibit 99.1

System1 Announces Fourth Quarter and Full Year 2022 Financial Results

Fourth Quarter Financial Highlights:
•Revenue decreased 7% Year-Over-Year to $187 million
•Gross Profit increased 6% Year-Over-Year to $47 million
•Adjusted Gross Profit increased 31% Year-Over-Year to $59 million
•GAAP Net Loss of $51 million
•Adjusted EBITDA increased 18% Year-Over-Year to $27 million, In-Line with Guidance

LOS ANGELES, CA – June 6, 2023 – System1, Inc. (NYSE: SST) (“System1” or the “Company”), an omnichannel customer acquisition marketing platform, announced its financial results for the fourth quarter and full year 2022.

“Against a challenging operating environment, System1’s fourth quarter results were in-line with expectations as we continued to invest in the initiatives that will drive growth across both of our major business lines”, commented Michael Blend, Co-Founder & Chief Executive Officer. “We expect 2023 to show increasing acceleration in our subscription business, while our advertising business is poised to move back into growth mode as we continue to navigate an uncertain digital advertising market. Despite macro headwinds in both advertiser and consumer demand, we are forecasting significant EBITDA and cashflow in 2023.”

Tridivesh Kidambi, Chief Financial Officer of System1, commented, “We are pleased with our fourth quarter financial and operating results, as we delivered revenue, adjusted gross profit and adjusted EBITDA in-line with our guidance. We remain confident in both the long-term power and efficiency of RAMP and our diversified business model, and we are taking the proper steps to be successful regardless of the external macro environment. We believe the overall market for both advertising and consumer demand reached its low-point in Q1 of 2023, and we believe our investment focus and capital allocation decisions position us for a strong rebound this year.”

Note: Adjusted gross profit and Adjusted EBITDA are non-GAAP metrics that are defined and reconciled at the end of this release.

Fourth Quarter 2022 Financial Highlights

•Revenue decreased 7% year-over-year to $187 million compared to $200 million in the prior year.
•Gross profit increased 6% year-over-year to $47 million.
•Adjusted Gross Profit increased 31% year-over-year to $59 million compared to $45 million in the prior year.
•Net loss of $51 million, compared to $3 million of net income in the prior year. The net loss was primarily driven by non-cash impairment charges related to the write-down of goodwill of $26 million in the fourth quarter.
•Adjusted EBITDA increased 18% year-over-year to $26 million compared to $22 million in the prior year.
•The Company also filed restated 10-Qs for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022. The restatements corrected certain errors identified by the Company related to its accounting for (i) the valuation and purchase price allocation of certain intangible assets acquired in the Company’s business combination (the “Business Combination”) with S1 Holdco, LLC and System1 SS Protect Holdings, Inc. (“Protected”) on January 27, 2022, (ii), equity awards including certain restricted stock awards with market-based vesting conditions that were granted in connection with the Business Combination, (iii) the valuation and purchase price allocation of intangible assets acquired in the Company’s acquisition of NextGen Shopping, Inc., d/b/a CouponFollow ("CouponFollow") on March 4, 2022, and (iv) certain other errors.

FY 2022 Financial Highlights

Exhibit 99.1

•Revenue in the predecessor period was $53 million and revenue in the successor period was $774 million, compared to $688 million in the prior year. Gross profit in the predecessor period was $6 million and gross profit in the successor period was $189 million, compared to $163 million in the prior year.
•Adjusted Gross Profit in the predecessor period was $11 million and adjusted Gross Profit in the successor period was $235 million, compared to $167 million in the prior year.
•Net loss in the predecessor period was $37 million and net loss in the successor period was $442 million, compared to net income of $33 million in the prior year. The net loss was primarily driven by non-cash impairment charges related to the write-down of goodwill of $366 million combined in the third and fourth quarters of 2022.
•Adjusted EBITDA in the predecessor period was $1 million and adjusted EBITDA in the successor period was $118 million, compared to $88 million in the prior year.
•While the Company continues to pursue its claims related to the one-time ad credit in Q2 of 2022 of $6.3 million of gross profit and Adjusted EBITDA, the Company is no longer excluding these expenses from its calculation of Adjusted Gross Profit and Adjusted EBITDA in accordance with updated guidance derived from Compliance & Disclosure Interpretations issued by the staff from the Securities and Exchange Commission.

On January 27, 2022, S1 Holdco, LLC (“S1 Holdco”) and Protected.net Group Ltd. (“Protected”) combined with Trebia Acquisition Corp. (“Trebia”) to form System1, Inc (the “Business Combination”). Financial results for the period prior to January 26, 2022 (the "predecessor period") are comprised of the results of S1 Holdco, and the results for the periods after January 27, 2022 (the "successor period") are the consolidated results of System1, Inc.

Fourth Quarter 2022 Business Highlights

•Acquired 1.0 billion sessions to its Owned & Operated properties via its RAMP platform and maintained a spread of $.03 per session between its revenue and cost per session.
•Added over 400,000 new subscribers to its suite of subscription products, and ended the year with over 2.4 million total paying subscribers.
•Introduced several new enhancements to its private search engine, Startpage.com, including private local in-map results, instant answers, and improvements to create a more intuitive search experience, including integrations with Microsoft Bing.
•In March 2023, the Company renewed one of its advertising relationships with Google. The new agreement was renewed under substantially the same terms and has a termination date of March 2025.

About System1, Inc.

System1 combines best-in-class technology & data science to operate its advanced Responsive Acquisition Marketing Platform (RAMP). System1’s RAMP is omnichannel and omnivertical, and built for a privacy-centric world. RAMP enables the building of powerful brands across multiple consumer verticals, the development & growth of a suite of privacy-focused products, and the delivery of high-intent customers to advertising partners. For more information, visit www.system1.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” “within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, particularly any statements or materials regarding System1’s future results. Forward-looking statements include, but are not limited to, statements regarding System1 or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Exhibit 99.1

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause System1’s actual financial results or operating performance to be materially different from those expressed or implied by these forward-looking statements. Readers or users of this press release should evaluate the risk factors summarized below, which summary list is not exclusive. Readers or users of this press release should also carefully review the “Risk Factors” and other information included in our registration statements on Form S-4 (including the related proxy statement/prospectus) with respect to the Business Combination with Trebia Acquisition Corp. and on Form S-1, each filed with the Securities and Exchange Commission (the “SEC”), as well as System1’s Form 10-K, Form 10-Q/As, Form 8-K and other reports filed with the SEC from time to time. Please refer to these SEC filings for additional information regarding the risks and other factors that may impact System1’s business, prospects, financial results and operating performance following completion of the Business Combination.

Such risks, uncertainties and assumptions include, but are not limited to: (1) our ability to grow and manage growth profitably, and retain key employees; (2) our ability to acquire businesses on acceptable terms and to successfully integrate and recognize anticipated synergies from acquired businesses; (3) use of cash and other available liquidity to grow and invest in our businesses; (4) continued growth of our digital media and subscription offerings; (5) international growth; (6) our ability to develop or introduce new products, services, features and technologies; (7) our liquidity and our ability to repay or refinance our outstanding indebtedness; (8) technology, platform and infrastructure systems capacity, coverage, reliability and security; (9) changes in or recent developments related to applicable laws or regulations (including those concerning data security, consumer privacy and/or information sharing); (10) the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and (11) the impact of Covid-19 and other political or societal developments. The foregoing list of factors is not exclusive.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from any forward-looking statements contained in this press release. System1’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the forward-looking statements for the purpose of their inclusion in this press release, and accordingly, do not express an opinion or provide any other form of assurance with respect thereto for the purpose of this press release. System1 will not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that such trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Non-GAAP Measures: Adjusted Gross Profit and Adjusted EBITDA

Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures and represent key metrics used by System1’s management and board of directors to measure the operational strength and performance of its business, to establish budgets, and to develop operational goals for managing its business. Adjusted Gross Profit (Loss) is defined as gross profit plus depreciation and amortization related to cost of revenues. Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization expense, stock-based compensation expenses, deferred compensation, management fees, minority interest expense, restructuring charges, impairment and certain discrete items impacting a particular segment’s results in a particular period.

System1 believes Adjusted Gross Profit and Adjusted EBITDA are relevant and useful metrics for investors because it allows investors to view performance in a manner similar to the method used by management. There are limitations on the use of Adjusted Gross Profit and Adjusted EBITDA and it may not be comparable to similarly titled measures of other companies. Other companies, including companies in System1’s industry, may calculate non-GAAP financial measures differently than System1 does, limiting the usefulness of those measures for comparative purposes.

Adjusted Gross Profit should not be considered a substitute for revenue. Adjusted EBITDA should not be considered a substitute for income (loss) from operations, net income (loss), or net income (loss) attributable to System1 on a consolidated basis that System1 reports in accordance with GAAP. Although System1 uses Adjusted Gross Profit

Exhibit 99.1

and Adjusted EBITDA as financial measures to assess the performance of its business, such use is limited because it does not include certain costs necessary to operate System1’s business. System1’s presentation of Adjusted Gross Profit and Adjusted EBITDA should not be construed as indications that its future results will be unaffected by unusual or nonrecurring items.

Unaudited Condensed Statements of Operations	Successor	Predecessor
(In thousands)	Three months ended December 31, 2022	Three months ended December 31, 2021
Revenue	$186,859	$199,803
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	128,157	155,276
Salaries, commissions, and benefits	41,665	18,715
Selling, general, and administrative	16,224	14,650
Depreciation and amortization	32,416	3,625
Impairment of goodwill	26,200	—
Total operating costs and expenses	244,662	192,266
Operating income (loss)	(57,803)	7,537
Other expense (income):
Interest expense	9,939	4,162
Change in fair value of warrant liabilities	(10,360)	—
Total other expense (income), net	(421)	4,162
Income (loss) before income tax	(57,382)	3,375
Income tax (benefit) provision	(6,224)	262
Net income (loss)	$(51,158)	$3,113
Net loss attributable to non-controlling interest	(18,264)	—
Net income (loss) attributable to System1, Inc.	$(32,894)	$3,113

Exhibit 99.1

Consolidated Statements of Operations	Successor	Predecessor
(In thousands)	Period from January 27, 2022 through December 31, 2022	Period from January 1, 2022 through January 26, 2022	Year Ended December 31, 2021
Revenue	$773,940	$52,712	$688,389
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	538,779	41,507	521,113
Salaries, commissions, and benefits	194,976	31,181	66,747
Selling, general, and administrative	63,478	15,665	35,813
Depreciation and amortization	118,652	1,000	13,885
Impairment of goodwill	366,309	—	—
Total operating costs and expenses	1,282,194	89,353	637,558
Operating income (loss)	(508,254)	(36,641)	50,831
Other expense (income):
Interest expense	32,050	1,049	16,870
Change in fair value of warrant liabilities	3,751	—	—
Total other expense (income), net	35,801	1,049	16,870
Income (loss) before income tax	(544,055)	(37,690)	33,961
Income tax (benefit) provision	(101,976)	(629)	965
Net income (loss)	$(442,079)	$(37,061)	$32,996
Net loss attributable to non-controlling interest	(105,682)	—	—
Net income (loss) attributable to System1, Inc.	$(336,397)	$(37,061)	$32,996

Exhibit 99.1

Consolidated Balance Sheets	Successor	Predecessor
(In thousands, except for par values)	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$24,606	$47,896
Restricted cash, current	9,074	—
Accounts receivable	80,927	90,203
Prepaid expenses and other current assets	11,901	7,689
Total current assets	126,508	145,788
Restricted cash, non-current	5,395	743
Property and equipment, net	4,022	830
Internal-use software development costs, net	6,948	11,213
Intangible assets, net	492,686	50,368
Goodwill	515,591	44,820
Operating lease right-of-use assets	6,484	—
Other non-current assets	2,822	3,149
Total assets	$1,160,456	$256,911
LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	12,068	72,846
Accrued expenses and other current liabilities	95,447	31,284
Protected.net incentive plan liability, current	15,436	—
Deferred revenue	70,164	1,971
Operating lease liabilities, current	2,149	—
Debt, net	15,021	170,453
Total current liabilities	210,285	276,554
Operating lease liabilities, non-current	5,875	—
Long-term debt, net	399,504	—
Warrant liability	7,798	—
Deferred tax liability	43,355	7,789
Protected.net incentive plan liability, non-current	15,824	—
Other liabilities	5,027	969
Total liabilities	687,668	285,312
Commitments and contingencies (Note 11)
EQUITY / MEMBERS' DEFICIT
Class A common stock - $0.0001 par value; 500,000 shares authorized, 91,674 Class A shares issued and outstanding as of December 31, 2022	9	—
Class C common stock - $0.0001 par value; 25,000 shares authorized, 21,747 Class C shares issued and outstanding as of December 31, 2022	2	—
Treasury stock, at cost, 190 shares as of December 31, 2022	—	—
Additional paid-in capital	829,687	—
Accumulated deficit	(445,301)	—
Members' deficit	—	(28,829)
Accumulated other comprehensive income (loss)	(417)	428
Total equity/members' deficit	383,980	(28,401)
Non-controlling interest	88,808	—
Total equity/members' deficit	472,788	(28,401)
Total liabilities and equity/members' deficit	$1,160,456	$256,911

Exhibit 99.1

The following tables reconcile net income (loss) to Adjusted EBITDA for the periods presented.

	Successor	Predecessor
($ in millions)	System1, Inc.	S1 Holdco LLC
	Three months ended December 31, 2022	Three months ended December 31, 2021
Net income (loss)	$(51.2)	$3.1
Plus:
Income tax (benefit)	(6.2)	0.3
Interest expense	9.9	4.2
Depreciation and amortization	32.4	3.6
Other expense	1.8	0.1
Stock-based compensation & distributions to members	7.6	3.5
Protected.net acquisition bonus accrual	10.5	—
Non-cash revaluation of warrant liability	(10.4)	—
Acquisition and restructuring costs	6.0	8.0
Impairment of goodwill	26.2	—
Adjusted EBITDA	$26.6	$22.8

Exhibit 99.1

	Successor	Predecessor
($ in millions)	System1, Inc.	S1 Holdco LLC
	Period from January 27, 2022 through December 31, 2022	Period from January 1, 2022 through January 26, 2022	Year Ended December 31, 2021
Net income (loss)	$(442.1)	$(37.1)	$33.0
Plus:
Income tax (benefit)	(102.0)	(0.6)	1.0
Interest expense	32.1	1.0	16.9
Depreciation and amortization	118.7	1.0	13.9
Other expense	7.7	(0.1)	0.1
Stock-based compensation & distributions to members	56.1	23.4	9.6
Protected.net acquisition bonus accrual	51.3	—	—
Non-cash revaluation of warrant liability	3.8	—	—
Acquisition and restructuring costs	25.9	13.2	13.7
Acquisition earnout	0.4	—	—
Impairment of goodwill	366.3	—	—
Adjusted EBITDA	$118.2	$0.8	$88.2

The following table reconciles Revenue to Gross Profit and Adjusted Gross Profit for the periods presented.

	Successor	Predecessor
($ in millions)	System1, Inc.	S1 Holdco LLC
	Three months ended December 31, 2022	Three months ended December 31, 2021
Revenue	$187.0	$200.0
Less: Cost of revenues (excluding depreciation and amortization)	(128.0)	(155.0)
Less: Depreciation and amortization related to cost of revenues	(12.4)	(1.2)
Gross profit	46.6	43.8
Add: Depreciation and amortization related to cost of revenues	12.4	1.2
Adjusted Gross Profit	$59.0	$45.0

Exhibit 99.1

	Successor	Predecessor
($ in millions)	System1, Inc.	S1 Holdco LLC
	Period from January 27, 2022 through December 31, 2022	Period from January 1, 2022 through January 26, 2022	Year Ended December 31, 2021
Revenue	$774.0	$53.0	$688.0
Less: Cost of revenues (excluding depreciation and amortization)	(539.0)	(42.0)	(521.0)
Less: Depreciation and amortization related to cost of revenues	(45.6)	(5.0)	(4.3)
Gross profit	189.4	6.0	162.7
Add: Depreciation and amortization related to cost of revenues	45.6	5.0	4.3
Adjusted Gross Profit	$235.0	$11.0	$167.0

Investors:

Brett Milotte
ICR, Inc.
Brett.milotte@icrinc.com